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As filed with the Securities and Exchange Commission on July 24, 2018.

Registration No. 333-225960

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Form S-1
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Liquidia Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	20-1926605 (I.R.S. Employer Identification Number)

419 Davis Drive, Suite 100
Morrisville, North Carolina 27560
Telephone: (919) 328-4400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Neal F. Fowler
Chief Executive Officer
Liquidia Technologies, Inc.
419 Davis Drive, Suite 100
Morrisville, North Carolina 27560
Telephone: (919) 328-4400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Andrew P. Gilbert David C. Schwartz DLA Piper LLP (US) 51 John F. Kennedy Parkway, Suite 120 Short Hills, New Jersey 07078 (973) 520-2550	Brent B. Siler Brian Leaf Divakar Gupta Cooley LLP 1299 Pennsylvania Avenue NW, Suite 700 Washington, DC 20004 (202) 842-7800

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer" "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☒

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, par value $0.001 per share	5,227,273	$12.00	$62,727,276	$7,810

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended. Includes 681,818 shares that the underwriters have an option to purchase to cover over-allotments, if any.

(2)
Estimated solely for the purposes of calculating the registration fee. Includes the offering price of shares that the underwriters may purchase pursuant to an option to purchase additional shares.

(3)
Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

Liquidia Technologies, Inc. has prepared this Amendment No. 3 (this "Amendment No. 3") to its registration statement on Form S-1, as amended, as most recently filed with the Securities and Exchange Commission on July 23, 2018 (the "Registration Statement"), solely for the purpose of refiling Exhibit 5.1 and making corresponding updates to Item 16 and the Exhibit Index of the Registration Statement. This Amendment No. 3 does not modify any provision of the prospectus that forms Part I of the Registration Statement and accordingly such prospectus has not been included herein.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the U.S. Securities and Exchange Commission, or the SEC, registration fee, the FINRA filing fee and Nasdaq listing fee.

Amount
SEC registration fee	$7,810
FINRA filing fee	9,909
Nasdaq listing fee	75,000
Accountants' fees and expenses	500,000
Legal fees and expenses	1,200,000
Transfer agent's fees and expenses	5,000
Printing and engraving expenses	300,000
Miscellaneous	40,000

Total expenses	$2,137,719

Item 14.    Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, or the DGCL, permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation will provide that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Upon completion of this offering, our amended and restated certificate of incorporation and amended and restated bylaws will provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our amended and restated certificate of incorporation and amended and restated bylaws will provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

Prior to the completion of this offering, we intend to enter into separate indemnification agreements with each of our directors and certain officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and amended and restated bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and amended and restated bylaws.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Item 15.    Recent Sales of Unregistered Securities.

The following sets forth information as to all securities we have sold since July 12, 2015, which were not registered under the Securities Act.

Series D Preferred Stock

On February 2, 2018, we issued and sold an aggregate of 82,560,006 shares of Series D preferred stock at a price per share equal to $0.59808. Of the 27 investors which participated in the initial closing of this offering, six investors purchased an aggregate of 34,276,349 shares of Series D preferred stock for an aggregate of $20.5 million and 26 holders of outstanding convertible notes in the aggregate amount of $28.9 million converted into an aggregate of 48,283,657 shares of Series D preferred stock.

Pursuant to the terms of the Series D Preferred Stock Purchase Agreement, on February 15, 2018 we sold 8,360,085 shares of Series D preferred stock to an accredited investor for a total purchase price of $5.0 million.

Additionally, pursuant to the terms of the Series D Preferred Stock Purchase Agreement, we offered our existing stockholders who are accredited investors the opportunity to purchase their pro rata portion of the Series D preferred stock in a rights offering. On February 28, 2018, we sold an aggregate of 227,391 shares of Series D preferred stock for an aggregate purchase price of $135,998.

We claimed an exemption from registration under the Securities Act for the issuance and sale of the Series D preferred stock under Section 4(a)(2) of the Securities Act in that such sales and issuances do not involve a public offering.

Unsecured Subordinated Convertible Promissory Notes

In a series of closings from January 9, 2017 to November 29, 2017, we issued and sold an aggregate of approximately $27.4 million underlying a total of 27 unsecured subordinated convertible promissory notes, each accruing simple interest at a rate of 8% per annum, or the Notes. See "Description of Capital Stock — Common Stock" for more information.

We claimed an exemption from registration under the Securities Act for the issuance and sale of the Notes under Section 4(a)(2) of the Securities Act in that such sales and issuances did not involve a public offering.

Warrants

In connection with the closings of the Notes from January 9, 2017 to February 17, 2017, we issued and sold 17 warrants to purchase an aggregate of 3,698,128 shares of preferred stock at an exercise price of $0.01 per share which are convertible into an aggregate of 219,761 shares of common stock. See "Description of Capital Stock — Warrants" for more information.

On July 6, 2017, a warrant holder exercised a warrant to purchase shares of our common stock, issued on July 10, 2007, for 1,188 shares of our common stock.

We claimed an exemption from registration under the Securities Act for the issuance and sale of such warrants under Section 4(a)(2) of the Securities Act in that such sales and issuances did not involve a public offering.

Options

On August 27, 2015, we granted incentive stock options to eight employees and one director to purchase an aggregate of 57,066 shares of common stock under our 2004 Plan, with an exercise price equal to $4.71 per share. 14,248 of such option shares have subsequently been exercised for common stock.

On November 3, 2015, we granted incentive stock options to nine employees to purchase an aggregate of 42,376 shares of common stock under our 2004 Plan, with an exercise price equal to $4.71 per share. Options to purchase 1,782 shares have subsequently been exercised for common stock. Options to purchase 10,004 shares were terminated without being exercised.

On February 10, 2016, we granted incentive stock options to six employees to purchase an aggregate of 39,381 shares of common stock under our 2004 Plan, with an exercise price equal to $5.89 per share. Options to purchase 169 shares have subsequently been exercised for common stock. Options to purchase 2,205 shares were terminated without being exercised.

On August 10, 2016, we granted incentive stock options to eight employees to purchase an aggregate of 27,665 shares of common stock under the Liquidia Technologies, Inc. 2016 Equity Incentive Plan, as amended, or the 2016 Plan, with an exercise price equal to $5.89 per share. Options to purchase 20,383 shares have subsequently been exercised for common stock. Options to purchase 20,769 shares were terminated without being exercised.

On August 30, 2016, we granted incentive stock options to three employees to purchase an aggregate of 13,964 shares of common stock under the 2016 Plan, with an exercise price equal to $5.89 per share.

On December 7, 2016, we granted a non-statutory stock option to Arthur Kirsch, a director, to purchase 8,914 shares of common stock under the 2016 Plan, with an exercise price equal to $20.36 per share.

On March 15, 2017, we granted incentive stock options to seven employees to purchase an aggregate of 13,010 shares of common stock under the 2016 Plan, with an exercise price equal to $20.36 per share. Options to purchase 1,351 shares were terminated without being exercised.

On May 31, 2017, we granted an incentive stock option to an employee to purchase 1,069 shares of common stock under the 2016 Plan, with an exercise price equal to $20.36 per share.

On March 7, 2018, we granted incentive stock options to 64 employees to purchase an aggregate of 703,330 shares of common stock under the 2016 Plan, with an exercise price equal to $9.31 per share. Included in these 64 grants were grants to: (i) Neal Fowler, our Chief Executive Officer, for 231,765 shares; (ii) Kevin Gordon, our President and Chief Financial Officer, for 127,576 shares; (iii) Robert Lippe, our Chief Operations Officer, for 43,678 shares; (iv) Dr. Robert Roscigno, our Senior Vice President, Product Development, for 35,656 shares; (v) Dr. Benjamin Maynor, our Senior Vice President, Research and Development, for 41,598 shares; (vi) Jason Adair, our Vice President, Business Development and Strategy, for 20,799 shares; and (vii) Timothy Albury, our Senior Vice President, Chief Accounting Officer, for 30,545 shares.

On March 7, 2018, we also granted non-statutory stock options to four directors to purchase an aggregate of 107,561 shares of common stock under the 2016 Plan, with an exercise price equal to $9.31 per share. These four grants comprised grants to: (i) Arthur Kirsch, for 8,022 shares; (ii) Dr. Seth Rudnick, for 55,267 shares; (iii) Dr. Ralph Snyderman, for 27,336 shares; and (iv) Raman Singh, for 16,936 shares.

On March 7, 2018, in connection with his employment agreement, we granted Mr. Gordon 127,576 restricted stock units, equal to one percent of our issued and outstanding capital stock on a fully-diluted basis on the date of grant. Further, pursuant to his employment agreement, on the date of execution of the underwriting agreement Mr. Gordon is also entitled to (i) a stock option award under the Liquidia Technologies, Inc. 2018 Long-Term Incentive Plan, or the 2018 Plan, to purchase shares of our common stock such that the number of shares of common stock underlying the option grant to be made under the 2018 Plan, when added to such number of shares of common stock underlying the option grant to Mr. Gordon on March 7, 2018, equals 1% of our capital stock on a fully-diluted basis on the date of grant (41,084 shares assuming we sell 4,545,455 shares in this offering) with an exercise price per share equal to the initial public offering price, and (ii) a restricted stock unit award such that the number of restricted stock units to be granted under the 2018 Plan, when added to such number of restricted stock units granted to Mr. Gordon on March 7, 2018, equals 1% of our capital stock on a fully-diluted basis on the date of grant (41,084 shares assuming we sell 4,545,455 shares in this offering).

We claimed exemption from registration under the Securities Act for the sales and issuances of securities in the transactions described above under Section 4(a)(2) of the Securities Act in that such sales and issuances did not involve a public offering or under Rule 701 promulgated under the Securities Act, or Rule 701, in that they were offered and sold either pursuant to written compensatory plans or pursuant to a written contract relating to compensation, as provided by Rule 701.

On the date of execution of the underwriting agreement, in addition to the option to be granted to Mr. Gordon upon the closing of this offering we expect to grant, under the 2018 Plan to certain of our officers and directors, an aggregate of 266,078 shares of common stock issuable upon the exercise of stock options.

On March 27, 2018, we granted incentive stock options to two employees to purchase an aggregate of 1,485 shares of common stock under our 2016 Plan, with an exercise price equal to 9.31 per share.

On May 10, 2018, on a net basis, Mr. Fowler exercised an option granted on May 12, 2008 under the 2004 Plan, resulting in 15,276 shares of our common stock being issued to Mr. Fowler.

On June 19, 2018, we granted incentive stock options to four employees to purchase an aggregate of 70,686 shares of common stock under our 2016 Plan, with an exercise price equal to $11.32 per share.

Since July 13, 2015, 14,342 shares of common stock have been issued upon the exercise of stock options pursuant to the 2004 Plan and 10,191 shares of common stock have been issued upon the exercise of stock options pursuant to the 2016 Plan.

All of the foregoing securities are deemed restricted securities for purposes of the Securities Act. All certificates representing the issued securities described in this Item 15 included appropriate legends setting forth that the securities had not been registered and the applicable restrictions on transfer.

The information presented in this Item 15 gives effect to a 1-for-16.8273325471348 reverse stock split, which became effective on July 19, 2018.

Item 16.    Exhibits and Financial Statement Schedules.

  (a)
  The following exhibits are filed as part of this Registration Statement:

Exhibit Number		Description
1.1	**	Form of Underwriting Agreement.

3.1	**	Amended and Restated Certificate of Incorporation currently in effect.

3.2	**	Certificate of Correction to the Amended and Restated Certificate of Incorporation currently in effect.

3.3	**	Certificate of Amendment to the Amended and Restated Certificate of Incorporation currently in effect.

3.4	**	Form of Amended and Restated Certificate of Incorporation, to be in effect upon the closing of this offering.

3.5	**	Bylaws, as amended, currently in effect.

3.6	**	Form of Amended and Restated Bylaws, to be in effect upon the closing of this offering.

4.1	**	Form of Specimen Common Stock Certificate.

4.2	**	2016 Letter Agreement Promissory Note, issued by the Company to The University of North Carolina at Chapel Hill on June 10, 2016, as amended.

Exhibit Number		Description
4.3	**	Form of Warrant to Purchase Shares of Preferred Stock, issued by the Company in January 2017 and February 2017.

4.4	**	Seventh Amended and Restated Investors' Rights Agreement, dated as of February 2, 2018, by and among the Company, the Investors party thereto and the Common Holders party thereto.

5.1		Opinion of DLA Piper LLP (US).

10.1	**	Liquidia Technologies, Inc. Stock Option Plan (2004), as amended, and forms of award agreements thereunder.

10.2	**	Liquidia Technologies, Inc. 2016 Equity Incentive Plan, as amended, and forms of award agreements thereunder.

10.3	**	Liquidia Technologies, Inc. 2018 Long-Term Incentive Plan, and forms of award agreements thereunder.

10.4	**	Form of Indemnification Agreement with the Company's executive officers and directors.

10.5	**	Loan and Security Agreement, dated as of January 6, 2016, by and between the Company and Pacific Western Bank.

10.6	**	Second Amendment to Loan and Security Agreement, dated as of October 12, 2016, by and between the Company and Pacific Western Bank.

10.7	**	Third Amendment to Loan and Security Agreement, dated as of December 28, 2016, by and between the Company and Pacific Western Bank.

10.8	**	Fourth Amendment to Loan and Security Agreement, dated as of March 30, 2017, by and between the Company and Pacific Western Bank.

10.9	**	Fifth Amendment to Loan and Security Agreement, dated as of April 28, 2017, by and between the Company and Pacific Western Bank.

10.10	**	Sixth Amendment to Loan and Security Agreement, dated as of June 14, 2017, by and between the Company and Pacific Western Bank.

10.11	**	Seventh Amendment to Loan and Security Agreement, dated as of October 27, 2017, by and between the Company and Pacific Western Bank.

10.12	**	Eighth Amendment to Loan and Security Agreement, dated as of November 30, 2017, by and between the Company and Pacific Western Bank.

10.13	**	Ninth Amendment to Loan and Security Agreement, dated as of March 29, 2018 by and between the Company and Pacific Western Bank.

10.14	+**	Inhaled Collaboration and Option Agreement, dated as of June 15, 2012, by and between the Company and Glaxo Group Limited.

10.15	+**	Amendment No. 1 to the Inhaled Collaboration and Option Agreement, dated as of May 13, 2015, by and between the Company and Glaxo Group Limited.

10.16	+**	Second Amendment to the Inhaled Collaboration and Option Agreement, dated as of November 19, 2015, by and between the Company and Glaxo Group Limited.

10.17	+**	Amended and Restated License Agreement, dated as of December 15, 2008, by and between the Company and The University of North Carolina at Chapel Hill.

10.18	+**	First Amendment to Amended and Restated License Agreement, dated as of June 8, 2009, by and between the Company and The University of North Carolina at Chapel Hill.

Exhibit Number		Description
10.19	**	Sixth Amendment to Amended and Restated License Agreement, dated as of June 10, 2016, by and between the Company and The University of North Carolina at Chapel Hill.

10.20	+**	Manufacturing Development and Scale-up Agreement, dated as of March 19, 2012, by and between the Company and Chasm Technologies, Inc.

10.21	+**	1st Amendment to Manufacturing Development and Scale-up Agreement, dated as of May 25, 2017, by and between the Company and Chasm Technologies, Inc.

10.22	#**	Amended and Restated Executive Employment Agreement, dated as of January 31, 2018, by and between the Company and Neal Fowler.

10.23	#**	Executive Employment Agreement, dated as of January 22, 2018, by and between the Company and Kevin Gordon.

10.24	#**	Executive Employment Agreement, dated as of April 1, 2017, by and between the Company and Robert Lippe.

10.25	#**	Form of Amended and Restated Executive Employment Agreement to be entered into between the Company and Robert Lippe.

10.26	#**	Amended and Restated Executive Employment Agreement, effective January 22, 2018, by and between the Company and Timothy Albury.

10.27	#**	Form of Amended and Restated Executive Employment Agreement to be entered into between the Company and Timothy Albury.

10.28	#**	Liquidia Technologies, Inc. Annual Cash Bonus Plan.

10.29	#**	Executive Severance and Change in Control Plan.

10.30	**	Lease Agreement, dated as of April 14, 2005, by and between the Company and Technology VII-IX, LLC, as amended.

10.31	**	Lease Agreement, dated as of June 29, 2007, by and between the Company and GRE Keystone Technologies One LLC, as amended.

23.1	**	Consent of PricewaterhouseCoopers LLP, independent Registered Public Accounting Firm.

23.2		Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

23.3	**	Consent of Decision Resources Group.

23.4	**	Consent of CapVal-American Business Appraisers, LLC.

24.1	**	Power of Attorney (included on signature page).

**
Previously filed.

+
Application has been made to the Securities and Exchange Commission for confidential treatment of certain portions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

#
Indicates management contract or compensatory plan.

Item 17.    Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

  (1)
  The registrant will provide to the underwriter at the closing as specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  (2)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (3)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Morrisville, State of North Carolina, on this 24th day of July, 2018.

LIQUIDIA TECHNOLOGIES, INC.
By:	/s/ NEAL FOWLER
	Name:	Neal Fowler
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Neal Fowler and Kevin Gordon his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement (including, without limitation, any additional registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ NEAL FOWLER Neal Fowler	Director and Chief Executive Officer (Principal Executive Officer)	July 24, 2018
/s/ KEVIN GORDON Kevin Gordon	President and Chief Financial Officer (Principal Financial Officer)	July 24, 2018
* Timothy Albury	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	July 24, 2018
* Seth Rudnick	Chairman of the Board of Directors	July 24, 2018
* Stephen Bloch	Director	July 24, 2018

Name		Position	Date

* Edward Mathers		Director	July 24, 2018
* Isaac Cheng		Director	July 24, 2018
* Ralph Snyderman		Director	July 24, 2018
* Arthur Kirsch		Director	July 24, 2018
* Jason Rushton		Director	July 24, 2018
* Raman Singh		Director	July 24, 2018
* Pursuant to Power of Attorney
By:	/s/ KEVIN GORDON Kevin Gordon

QuickLinks

Explanatory Note
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
SIGNATURES